                                                               CHICAGO, ILLINOIS
                                                                  MARCH 19, 1999





                                 UPBANCORP, INC.
                               4753 NORTH BROADWAY
                             CHICAGO, ILLINOIS 60640
                                 (773) 878-2000

                          PROXY STATEMENT AND NOTICE OF
                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL 13, 1999



To the Stockholders of Upbancorp, Inc.:


         The Annual Meeting of Stockholders of Upbancorp, Inc. (the "Corporation"), will be held at Uptown National Bank of Chicago, 4753 North Broadway, Chicago, Illinois, on Tuesday, April 13, 1999, at 9:45 A.M., for the purpose of considering and voting upon the following matters:

         1. To elect two (2) Directors to serve as Class I Directors until the regular Annual Meeting of Stockholders in 2002 and until their successors are elected and have qualified; and

         2. To transact such other business as may properly be brought before the Annual Meeting or any adjournment thereof.




PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED POSTAGE PAID ENVELOPE AS PROMPTLY AS POSSIBLE WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON. IT IS HOPED THAT YOU WILL BE ABLE TO ATTEND THE MEETING, AND IF YOU DO YOU MAY VOTE YOUR STOCK IN PERSON IF YOU WISH. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of the Corporation of proxies for use at the Annual Meeting of Stockholders of the Corporation to be held April 13, 1999. The record date for determining stock ownership is March 8, 1999. Only Stockholders of record as of March 8, 1999, will be entitled to notice of, and to vote at, the Annual Meeting. As of March 8, 1999, the Corporation had issued and outstanding 868,636 shares of Common Stock with a par value of $1.00 per share. Each share is entitled to one vote on all matters to be considered at the Annual Meeting.

         The Corporation's 1998 Annual Report on Form 10-K, including financial statements consolidated with those of Uptown National Bank of Chicago ("Uptown") and Heritage Bank, Phoenix, Arizona ("Heritage"), is being transmitted to each Stockholder with this Proxy Statement. This Proxy Statement (and the accompanying proxy) is being mailed to all Stockholders on or about March 19, 1999.

         The Corporation was established as a one-bank holding company with respect to Uptown on June 1, 1983, and became a multi-bank holding company when Heritage became a wholly-owned subsidiary on July 12, 1988.

         Your proxy is being solicited by the Board of Directors of the Corporation. The cost of soliciting proxies will be borne by the Corporation. In addition to use of the mails, proxies may be solicited personally or by telephone or telegraph by officers, Directors and certain employees of the Corporation or Uptown who will not be specially compensated for such soliciting. The Corporation will, at its expense, upon the receipt of a request from brokers and other custodians, nominees and fiduciaries, forward proxy soliciting material to the beneficial owners of shares held of record by such persons.

         Stockholders are urged to specify the way they wish to vote their shares by marking the appropriate boxes on the enclosed proxy. Shares represented by proxies which are properly executed and returned will be voted at the Annual Meeting as specified on the proxy. If no choice is specified, the shares will be voted FOR the nominees listed under Proposal 1 in this Proxy Statement. It is not anticipated that any action will be asked of the Stockholders other than that set forth herein; proxies in the enclosed form, however, will confer discretionary voting authority regarding any other matters which may properly come before the Annual Meeting on the individuals specified in the enclosed proxy.

         Any Stockholder giving a proxy will have the right to revoke it at any time prior to the voting thereof by filing a revoking instrument or a duly executed proxy bearing a later date with the Secretary of the Corporation or by attending the Annual Meeting and voting in person.

         Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Judges of Election appointed by the Board of Directors for the Annual Meeting who will determine whether a quorum is present. The Judges of Election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the Stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

         The Corporation has a staggered Board of Directors divided into three classes. One class is elected annually to serve for three years. At the Annual Meeting of Stockholders on April 13, 1999, two Class I Directors will be elected for terms of three years or until their successors are elected and qualified. The two nominees are indicated in the table below. The proxy provides instructions for voting for all Director nominees or for withholding authority to vote for one or more Director nominees. Unless instructed to the contrary, the persons acting under the proxy solicited hereby will vote for the nominees named as Class I Directors. The Corporation has no knowledge that any of the nominees will refuse or be unable to serve, but if any of the nominees becomes unavailable for election, the holders of the proxies reserve the right to substitute another person of their choice as a nominee when voting at the Annual Meeting. To be elected as a Director, each Director nominee must receive the favorable vote of a plurality of the shares represented and entitled to vote at the Annual Meeting.

INFORMATION ABOUT DIRECTORS AND NOMINEES

         The following table contains certain information with respect to the nominees and the Continuing Directors, including the number of shares of Common Stock of the Corporation beneficially owned, directly or indirectly, as of March 8, 1999, and the year each nominee and Continuing Director became a Director of the Corporation or its predecessor, Uptown.

NOMINEES

         The following persons, if elected at the Annual Meeting of Stockholders, will serve as Class I Directors for three years:

CLASS I (TERM EXPIRES 2002)                                                             COMMON STOCK BENE-
                                                                                        FICIALLY OWNED AS OF
NAME, AGE AND YEAR                                                                      MARCH 8, 1999(1)
BECAME DIRECTOR OF                  PRINCIPAL OCCUPATION                                --------------------------
THE CORPORATION                     AND OTHER INFORMATION                               NO. OF            PERCENT
---------------                     ---------------------                               SHARES            OF CLASS
                                                                                        -------          ---------
Delbert R. Ellis                    Retired, former Executive Vice President              4,426              .51
Age 66 - 1996                       of Bank of America, Arizona; Director of                                  (2)
                                    the Corporation; Vice Chairman of the Board
                                    and Director of  Heritage

Marvin L. Kocian                    President, Komar Screw Corporation;                  15,614             1.80
Age 62 - 1982                       Vice President, Assistant Secretary and                                (2)(3)
                                    Director of the Corporation and Uptown

CONTINUING DIRECTORS

The following persons will continue to serve as Directors for the periods indicated:

CLASS II (TERM EXPIRES 2000)

Stephen W. Edwards                  Consultant, Planned Futures, Inc.;                     56,226             6.47
Age 66 - 1985                       Director of the Corporation and Uptown                                     (2)(4)

John E. Fahrendorf, Jr.             President, Chief Executive Officer and                  6,326              .73
Age 52 - 1993                       Director of Heritage; Vice President                                        (2)
                                    and Director of the Corporation

Robert P. Griffiths                 President, Chief Executive Officer and                 57,846             6.66
Age 49 - 1997                       Director of Uptown; Vice President and                                     (2)(4)
                                    Director of the Corporation

Alfred E. Hackbarth, Jr.            Attorney and CPA, Partner, Hackbarth                   45,042             5.19
Age 68 - 1988                       & Hudson, P.C.; Retired Partner,                                        (2)(3)(5)
                                    Arthur Andersen & Co.,S.C.; Director
                                    of the Corporation, Uptown and Heritage

CLASS III (TERM EXPIRES 2001)(8)

James E. Heraty                     Consultant, Ready Men, Inc. since June                 68,434             7.88
Age 67 - 1984                       1996; prior thereto President, Ready Men,                               (2)(4)(6)
                                    Inc.; Director of the Corporation and Uptown

Richard K. Ostrom                   Chairman of the Board, President,                     133,020           15.31
Age 59 - 1976                       Chief Executive Officer and Director                                  (2)(4)-(7)(9)
                                    of the Corporation; Chairman of the
                                    Board and Director of Uptown and
                                    Heritage



(1) The information contained in this column is based upon information furnished to the Corporation by the individuals named above or was ascertained from an examination of the Corporation's stock records. The nature of beneficial ownership for shares shown in this column is sole voting and investment power, except as set forth in the footnotes below. The above amounts do not include shares beneficially owned by the adult children of the Directors. Beneficial ownership of such shares is disclaimed by the Directors. The above amounts include shares held in joint tenancy with certain members of the families of the Directors. Shares so held are deemed to be shared as to voting and investment power.

(2) The above amount includes 2,426 shares held by Vanilla III Enterprises. Voting and investment power with respect to these shares is shared by Messrs. Edwards, Ellis, Fahrendorf, Griffiths, Hackbarth, Heraty, Kocian and Ostrom.

(3) The above amounts do not include shares beneficially owned by the spouses and adult children of certain Directors as follows: Kocian -640; and Hackbarth - 6,800. Beneficial ownership of these shares is disclaimed.

(4) The above amount includes 48,400 shares held by the Corporation's pension plan for its employees. Voting and investment power with respect to these shares is shared by Messrs. Edwards, Griffiths, Heraty and Ostrom. Beneficial ownership of these shares is disclaimed by Messrs. Edwards and Heraty. Messrs. Ostrom and Griffiths are vested as participants in the pension plan.

(5) The above amount includes 25,180 shares held by a charitable foundation of which Messrs. Ostrom and Hackbarth are directors and officers. The above amount includes 13,436 shares held by two trusts for which Mr. Hackbarth is co-trustee. Voting and investment power with respect to these shares is shared. Beneficial ownership of these shares is disclaimed.

(6) The above amount includes 10,664 shares held by J.R. Enterprises. Messrs. Heraty and Ostrom are partners in J.R. Enterprises. Voting and investment power with respect to these shares is shared by Messrs. Heraty and Ostrom.

(7) The above amount includes 30,608 shares held by WEO Enterprises. Mr. Ostrom is a partner in WEO Enterprises. Voting and investment power with respect to these shares is shared.

(8) B. Arthur Russell, a Class III Director of the Corporation since 1971, passed away in December 1998. No Director nominee has been slated to fill this vacancy.

(9) The above amount includes 2,400 shares held in joint tenancy with one of Mr. Ostrom's parents and 1,332 shares in joint tenancy with Mr. Ostrom's adult children.

EXECUTIVE OFFICERS

Set forth below is a list of all executive officers of the Corporation.

NAME                                AGE          POSITION WITH THE CORPORATION, UPTOWN AND HERITAGE
----                                ---          --------------------------------------------------
Richard K. Ostrom                   59           Chairman of the Board, President, Chief Executive
                                                 Officer and Director of the Corporation; Chairman of the
                                                 Board and Director of Uptown; Chairman of the Board
                                                 and Director of Heritage

John E. Fahrendorf, Jr.             52           President, Chief Executive Officer and Director of
                                                 Heritage; Vice President and Director of the Corporation

Robert P. Griffiths                 49           President, Chief Executive Officer and Director of
                                                 Uptown; Vice President and Director of the Corporation

Kathleen L. Harris                  35           Senior Vice President and Chief Financial Officer of the
                                                 Corporation; Senior Vice President and Cashier of
                                                 Heritage

         All of the Corporation's Directors hold office for the terms indicated and all of the Corporation's executive officers hold office for a term of one year, or until their respective successors are duly elected and qualified. There are no arrangements or understandings between any of the Directors, executive officers, or any other person pursuant to which any of the Directors or executive officers have been selected for their respective positions, except with respect to the employment agreement with Messrs. Ostrom, Fahrendorf and Griffiths as described below (see "EMPLOYMENT AGREEMENTS").

BOARD COMMITTEES AND MEETINGS

         The Executive Committee functions as an extension of the Board between regular meetings of the Board. Members of the Executive Committee are Messrs. Ellis, Hackbarth, Kocian and Ostrom. The Executive Committee counsels the Chief Executive Officer in evaluating and recommending major changes in corporate policy. The Executive Committee has the authority to exercise all powers of the full Board of Directors except that it will not have the power to declare dividends, issue stock, amend the bylaws, recommend to the stockholders any action that requires stockholder approval, fill vacancies on the Board, appoint or remove officers, amend or rescind prior action of the Board.

         The Executive Committee serves as the directors' Nominating Committee and the Executive Compensation Committee. This Committee met six times during 1998. The Nominating Committee will consider nominees recommended by the stockholders. Recommendations should be forwarded to Evy Johansen, Senior Vice President and Secretary to the Board of Directors, Upbancorp, Inc.
4753 North Broadway, Chicago, Illinois 60640.

         The Corporation has a standing Audit Committee. Members of the Audit Committee are Messrs. Edwards, Ellis, Hackbarth, Heraty and Kocian. The functions of the Audit Committee consist of reviewing, with the Corporation's independent auditors, the scope and results of the Corporation's procedures for internal auditing, the scope and results of the auditing engagement and the adequacy of the Corporation's system of internal controls. The Audit Committee also makes a recommendation on the selection of the Corporation's independent auditors to the Board of Directors. This Committee met four times during 1998.

         The Board of Directors of the Corporation met five times during 1998. All of the present Directors attended more than 75% of the meetings of the Board and of the committees of the Board on which they served during 1998.

EXECUTIVE COMPENSATION

         The following table sets forth compensation information about the Corporation's Chairman of the Board, President and Chief Executive Officer, Senior Vice President and Chief Financial Officer, the Vice Presidents and Directors of the Corporation. No other officers of the Corporation or its subsidiaries received more than $100,000 in salary and bonus during 1998.

                           SUMMARY COMPENSATION TABLE


                                                                                            OTHER
                                                                                            ANNUAL          ALL OTHER
               NAME AND                                                                     COMPEN-          COMPEN-
          PRINCIPAL POSITION            YEAR              SALARY         BONUS              SATION (1)      SATION (2)
          ------------------            ----              ------         -----              ------          ----------
Richard K. Ostrom,                      1998             $237,500       $33,750            $11,500           $11,532
      Chairman of the Board,            1997              225,000          -0-              21,450            10,539
      President and Chief               1996              200,000          -0-              14,500            12,433
      Executive Officer of the
      Corporation; Chairman of
      the Board and Director of
      Uptown and Heritage
--------------------------------------  ----------  ----------------  --------------  ----------------- -------------------
John E. Fahrendorf, Jr.,                1998             $159,625       $14,792             $5,600            $7,964
      President, Chief Executive        1997              148,000          -0-              10,050             5,769
      Officer and Director of           1996              130,000         5,000              3,400             1,945
      Heritage; Vice President
      and Director of the
      Corporation
--------------------------------------  ----------  ----------------  --------------  ----------------- -------------------
Robert P. Griffiths                     1998             $158,525       $15,150             $8,000            $7,600
      President, Chief Executive        1997              151,500          -0-              14,300             6,796
      Officer and Director of           1996              130,000          -0-              11,100             5,708
      Uptown; Vice President
      and Director of the
      Corporation
--------------------------------------  ----------  ----------------  --------------  ----------------- -------------------
Kathleen L. Harris                      1998              $99,527        $4,612             -0-               $3,221
      Senior Vice President and
      Chief Financial Officer;
      Senior Vice President and
      Cashier of Heritage
--------------------------------------  ----------  ----------------  --------------  ----------------- -------------------
--------------------------------------  ----------  ----------------  --------------  ----------------- -------------------

(1) The amount indicated for Messrs. Ostrom, Fahrendorf and Griffiths represents Board of Directors and Committee fees.

(2) The amount indicates the Corporation's 401(k) Flexible Compensation Plan match of the executive's contribution, limited to 3% of the individual's annual salary; the Corporation's 401(k) optional contribution, and in the case of Messrs. Ostrom, Fahrendorf and Griffiths the reportable amount of the annual premium associated with a Split Dollar Life Insurance Policy, which in 1998, 1997 and 1996 was $6,732, $6,039 and $5,433, respectively, for Mr. Ostrom; $2,591, $2,467 and $1,945, respectively, for Mr. Fahrendorf; and $2,322, $2,186 and $1,703, respectively, for Mr. Griffiths.

DIRECTORS' FEES

         In 1998 Directors' fees were restructured, effective July 1, 1998. As a result of these changes, all nonemployee Directors receive an annual retainer of $3,000 for the Corporation, $5,000 for Uptown and $3,000 for Heritage. In addition, they received the following amounts for each Board of Directors and Committee meeting they attend: Corporation Board of Directors meeting -- $700; Board of Directors meeting of Uptown -- $300; Board of Directors meeting of Heritage -- $300; Loan and Investment Committee -- $200; Audit Committee -- $500; Executive Committee -- $500; Retirement Committee -- $200; and Land Trust Committee -- $250. As restructured, employee Directors do not receive an annual retainer or attendance fees for Directors' or Committee meetings, respectively.

         Prior to July 1, 1998, all Directors were paid for each meeting attended as follows: $650 for each meeting of the Board of Directors of the Corporation; $500 for each meeting of the Board of Directors of Uptown and Heritage; $300 for each meeting of the Audit Committee; $200 for each meeting of the Loan and Investment Committee; and $150 for each meeting of the Compensation and Organization Committee. Outside directors received $100 for each Executive Committee and Retirement Committee meeting they attended.

         The Board of Directors of the Corporation and Uptown have adopted and administer a directors' deferred compensation plan (the "Deferred Plan") in which participation is voluntary. The Deferred Plan is not a "qualified plan" within the meaning of Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"). The Deferred Plan allows participants to defer Director retainer and monthly fees for the benefit of the participants. Deferred fees paid to participants are placed in a cash reserve account. Payments are to be made under the Deferred Plan when a participant ceases to be a Director for any reason. Currently, Messrs. Edwards and Ellis participate in the Deferred Plan.

RETIREMENT BENEFITS

         Substantially all employees of the Corporation who have met a service requirement are participating in the Corporation's noncontributory pension plan. The following table illustrates the estimated annual benefits payable upon retirement pursuant to the pension plan for specified average base salary rates and years of credited service classifications.

                                  PENSION TABLE

                      ANNUAL RETIREMENT BENEFITS BASED UPON
                                YEARS OF SERVICE

   REMUNERATION                 10               15                20               25                30
  --------------             -------          -------           -------          -------           -------
$125,000                       $18,750          $28,125           $37,500          $46,875           $56,250
$150,000                        22,500           33,750            45,000           56,250            67,500
$175,000                        26,250           39,375            52,500           65,625            78,750
$200,000                        30,000           45,000            60,000           75,000            90,000
$225,000                        33,750           50,625            67,500           84,375           101,250
$250,000                        37,500           56,250            75,000           93,750           112,500
$300,000                        45,000           67,500            90,000          112,500           246,000

         "Remuneration" is determined by averaging the employee's annual salary for the five consecutive plan years of the participant's benefit service that produces the highest average earnings preceding retirement. The statutory maximum recognizable compensation for 1998 was limited to $150,000. The actual salary paid to an employee considered in determining the employee's average annual remuneration includes base pay, overtime pay, commissions and bonuses. Fees paid for serving as a Director are excluded from this computation. Benefits are computed on straight life annuity amounts; such benefits are not subject to any deduction for Social Security or other offsets. Richard K. Ostrom has thirty-six years of credited service, John E. Fahrendorf, Jr., has seven years of credited service, Robert P. Griffiths has five years of credited service and Kathleen L. Harris has ten years of credited service.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

         The Board of Directors of the Corporation adopted a Supplemental Executive Retirement Plan (the "SERP") for certain executive officers, effective February 1998. The SERP is not a "qualified plan" within the meaning of Section 401(a) of the Code. The principal objective of the SERP is to ensure the payment of a competitive level of retirement income to attract, retain and motivate selected executives.

         Eligibility for participation in the SERP is limited to those employees whose earnings during any period exceed the maximum amount of earnings taken into account for pension plan purposes under Section 401(a) of the Code, or whose accrued benefit under the Corporation's pension plan is limited by Section 415 of the Code. The payments are to be made under the SERP at a participant's retirement or death, but not for any other event of termination of employment.

EMPLOYMENT AGREEMENTS

         In January of 1997, the Corporation entered into a five-year employment agreement with Mr. Ostrom, which expires on December 31, 2002. The agreement also provides for renegotiation should the reported earnings of the Corporation exceed $3,000,000 for two consecutive years. This agreement was amended in July 1998, to adjust Mr. Ostrom's compensation as a result of the restructured Directors' fees (see "DIRECTORS' FEES").

         Effective July 1, 1998, Mr. Ostrom will receive a salary of $250,000 per year. As a result of this amendment, Mr. Ostrom's salary for 1998 consisted of the original base amount of $225,000 plus $12,500 for a portion of the Directors' fees which were eliminated as a result of the restructuring of the Directors' fees in July 1998.

         Under the terms of the agreement, if the employment of the executive with the Corporation is terminated within three years of a "change in control" of the Corporation, the Corporation must continue to pay the terminated executive the salary due under the agreement and continue certain insurance coverages for the 48-month period immediately following his separation from service. These payments, however, shall be reduced by any amount which, under the Internal Revenue Code, is deemed an "excess parachute payment."

         A "change in control" of the Corporation is defined as a "change in control" which must be reported to the Securities and Exchange Commission or the Board of Governors of the Federal Reserve System, or if (1) any person or entity acquires or controls 30% or more of the Corporation's outstanding voting securities; (2) during any period of two consecutive years, the persons who were directors of the Corporation immediately prior to such period cease to constitute a majority of the Board of Directors of the Corporation; or (3) the Corporation or Uptown is sold, merged or consolidated with another bank holding company or bank.

         If the executive is terminated "for cause" or due to death, disability or retirement following a "change in control", the Corporation has no obligation to provide continued benefits to the terminated executive. "Cause" is defined as the commission of a criminal act against the Corporation, personally profiting from a transaction to the detriment of the Corporation, gross neglect of the executive's duties or unwillingness to obey the Corporation's policies.

         The agreement allows the executive to terminate his employment for a "Good Reason" and receive compensation from the Corporation after a "change in control" of the Corporation. "Good Reason" occurs under the agreements in the following circumstances: (1) the Corporation reduces the executive's salary; (2) the Corporation discontinues his participation in any benefit and/or incentive program; (3) the Corporation asks him to relocate; or (4) the Corporation reduces his current duties, authority or status.

         The agreement provides that during the one year period immediately following termination of the executive's employment, the executive will not render services similar to those being performed for the Corporation to any financial business in competition with the Corporation and located within a ten mile radius of the Corporation. This limitation does not apply to financial businesses located in the central business district of Chicago which is located six miles from the Corporation.

         In January of 1997, the Corporation and Heritage entered into a two-year employment agreement with Mr. Fahrendorf and the Corporation and Uptown entered into a two-year employment agreement with Mr. Griffiths. These agreements expired on December 31, 1998. In December of 1998, the Corporation and Heritage entered into a two-year employment agreement with Mr. Fahrendorf and the Corporation and Uptown entered into a two-year employment agreement with Mr. Griffiths. These agreements expire on December 31, 2000.

         For 1998, Mr. Fahrendorf received from Heritage a base salary of $155,000 plus $4,625 for Directors' fees which were eliminated as a result of the restructuring of the Directors' fees in July 1998 (see "DIRECTORS' FEES"). Under the terms of Mr. Fahrendorf's present agreement, he will receive from Heritage a base salary of $170,000 for 1999.

         For 1998, Mr. Griffiths received from Uptown a base salary of $151,500 plus $7,025 for Directors' fees which were eliminated as a result of the restructuring of the Directors' fees in July 1998 (see "DIRECTORS' FEES"). Under the terms of Mr. Griffiths' present agreement, he will receive from Uptown a base salary of $172,500 for 1999.

         Mr. Fahrendorf's agreement provides for incentives based on the financial performance of Heritage and the Corporation. Mr. Griffiths' agreement provides for incentives based on the financial performance of Uptown and the Corporation.

         Under the terms of both agreements, if the executive's employment is terminated within three years of a "change in control" of the bank or the Corporation, the bank is required to continue to pay the salary due under the agreement and continue certain insurance coverages for the twenty-four months immediately following the separation from service. These payments, however, are required to be reduced by any amount which, under the Internal Revenue Code, is deemed an "excess parachute payment."

         A "change in control" in both agreements is defined as a "change in control" which must be reported to the Securities and Exchange Commission, the applicable bank regulatory agency or the Board of Governors of the Federal Reserve System, or if (1) any person or entity acquires or controls 30% or more of the Corporation's outstanding voting securities; (2) during any period of two consecutive years, the persons who were directors of the Corporation immediately prior to such period cease to constitute a majority of the Board of Directors of the Corporation; or (3) the bank or the Corporation is sold, merged or consolidated with another bank holding company or bank.

         If the bank executive is terminated "for cause" or due to death, disability or retirement following a "change in control", neither the bank nor the Corporation has any obligation to provide continued benefits. "Cause" is defined as the commission of a criminal act against the bank or the Corporation, personally profiting from a transaction to the detriment of the bank or the Corporation or gross neglect of their respective duties.

         Each agreement allows the bank executive to terminate his employment for a "Good Reason" and receive compensation from the bank after a "change in control" of the bank or the Corporation. "Good Reason" occurs under both agreements in the following circumstances: (1) the bank reduces the executive's salary; (2) the bank discontinues the executive's participation in any benefit and/or incentive program; (3) the bank asks the executive to relocate; or (4) the bank reduces the executive's current duties, authority or status.

         Mr. Fahrendorf's agreement provides that during the ninety-day period immediately following termination of his employment other than for Good Reason, he would not render services similar to those being performed for Heritage to any financial business in competition with Heritage and located within the metropolitan Phoenix area. This non-competition restriction is not applicable following termination of his employment for cause, for Good Reason or upon expiration of the employment agreement pursuant to its terms.

         Mr. Griffiths' agreement provides that during the ninety-day period immediately following termination of his employment other than for Good Reason, he would not render services similar to those being performed for Uptown or the Corporation to any financial business in competition with Uptown or the Corporation and located within a ten mile radius from the principal office of Uptown or the Corporation, except for the central loop area of Chicago. This non-competition restriction is not applicable following termination of his employment for cause, for Good Reason or upon expiration of the employment agreement pursuant to its terms.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Directors and executive officers of the Corporation, Uptown and Heritage and their associates were customers of, and have had transactions with, Uptown and Heritage in the ordinary course of business during 1998. Comparable transactions may be expected to take place in the future.

         All outstanding loans, commitments to loan, transactions in repurchase agreements and certificates of deposit and depository relationships in such ordinary course of business, were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for transactions with other persons and, in the opinion of management of the Corporation, did not involve more than the normal risk of collectibility or present other unfavorable features. See the Corporation's Annual Report on Form 10-K, Item 13.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of March 8, 1999, the total number of shares of Common Stock of the Corporation beneficially owned, and the percent of such shares so owned, by each person known to the Corporation to be the beneficial owner of more than 5% of the Common Stock of the Corporation, and all officers and Directors of the Corporation as a group.

NAME OR NUMBER OF                                     AMOUNT AND NATURE OF                 PERCENT OF
PERSONS IN GROUP                                    BENEFICIAL OWNERSHIP (1)                 CLASS
-----------------                                   ------------------------               -----------
Cede & Co.                                                293,151       (2)                  33.75%
c/o Depository Trust Company
New York, NY

Richard K. Ostrom                                         133,020       (3)-(7)              15.31%
Chicago, IL

James E. Heraty                                            68,434       (3)(5)(6)             7.88%
Chicago, IL

Robert P. Griffiths                                        57,846       (3)(5)                6.66%
Chicago, IL

Stephen W. Edwards                                         56,226       (3)(5)                6.47%
Chicago, IL

Raymond K. Jorgensen                                       50,200                             5.78%
Chicago, IL

Alfred E. Hackbarth, Jr.                                   45,042       (3)(4)                5.19%
Chicago, IL

All officers and Directors
(11 persons) as a group                                   191,754                            22.08%


(1) The information contained in this column is based upon information furnished to the Corporation by the individuals named above or was ascertained from an examination of the Corporation's stock records. The nature of beneficial ownership for shares shown in this column is sole voting and investment power, except as set forth in the footnotes below. The above amounts do not include shares beneficially owned by the adult children of certain of the persons named above. Beneficial ownership of such shares is disclaimed. The above amounts include shares held in joint tenancy with certain members of the families of the persons named above. Shares so held are deemed to be shared as to voting and investment power.

(2) Cede & Co. is a trust company which is a depository for trustees for several trusts holding Common Stock of the Corporation, including the shares held by the Corporation's pension plan for its employees.

(3) The above amount includes 2,426 shares held by Vanilla III Enterprises. Voting and investment power with respect to these shares is shared by Messrs. Edwards, Ellis, Fahrendorf, Griffiths, Hackbarth, Heraty, Kocian and Ostrom.

(4) The above amount includes 25,180 shares held by a charitable foundation of which Messrs. Hackbarth and Ostrom are directors and officers. The above amount includes 13,436 shares held by two trusts for which Mr. Hackbarth is co-trustee. Voting and investment power with respect to these shares is shared. Beneficial ownership of these shares is disclaimed.

(5) The above amount includes 48,400 shares held by the Corporation's pension plan for its employees. Voting and investment power with respect to these shares is shared by Messrs. Edwards, Griffiths, Heraty and Ostrom. Messrs. Griffiths and Ostrom are vested participants in the pension plan. Beneficial ownership of these shares is disclaimed by Messrs. Edwards and Heraty. The above amount includes 30,608 shares held by WEO Enterprises. Mr. Ostrom is a partner in WEO Enterprises. Voting and investment power with respect to these shares is shared.

(6) The above amount includes 10,664 shares held by J.R. Enterprises. Messrs. Heraty and Ostrom are partners in J.R. Enterprises. Voting and investment power with respect to these shares is shared by Messrs. Hearty and Ostrom.

(7) The above amount includes 2,400 shares held in joint tenancy with one of Mr. Ostrom's parents and 1,332 shares in joint tenancy with Mr. Ostrom's adult children.


COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         The Directors, officers and beneficial owners of 10% or more of the equity securities of the Corporation are required to file certain reports with Securities and Exchange Commission (the "SEC") pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act"). A Form 3 must be filed with the SEC within 10 days after the event by which the person becomes a "reporting person" (i.e., director, officer, 10% owner); a Form 4 must be filed with the SEC on or before the tenth day after the end of the month in which a change in beneficial ownership has occurred for a reporting person; and a Form 5 must be filed with the SEC on or before the forty- fifth day after the end of the Corporation's fiscal year for transactions or holdings that should have been reported but were not reported. For the Corporation's fiscal year ended December 31, 1998, to the knowledge of the Corporation, all Forms 3, 4 and 5 were timely filed with the SEC and the Corporation knows of no failure to file a required form by any reporting person.


                          RELATIONSHIP WITH INDEPENDENT
                               PUBLIC ACCOUNTANTS

         The Board of Directors of the Corporation retained McGladrey and Pullen, LLP, certified public accountants, as independent public accountants in the examination of the consolidated financial statements of the Corporation for the year ended December 31, 1998. For the year 1999, the Board of Directors has authorized the engagement of McGladrey and Pullen, LLP as its auditors.

         Representatives of McGladrey and Pullen, LLP, the Corporation's 1998 auditors, are expected to be present at the meeting and will be given the opportunity to make a statement and will be available to respond to appropriate questions.

                 STOCKHOLDERS' PROPOSALS FOR 2000 ANNUAL MEETING

         Stockholders may submit proposals appropriate for stockholder action at the 2000 Annual Meeting consistent with the regulations of the Securities and Exchange Commission. All such proposals should be directed to Evy Johansen, Senior Vice President and Cashier, Uptown National Bank of Chicago, 4753 North Broadway, Chicago, Illinois 60640, by November 19, 1999.

                                 BY ORDER OF THE
                               BOARD OF DIRECTORS




                             /S/ RICHARD K. OSTROM
                    -----------------------------------------
                    RICHARD K. OSTROM, CHAIRMAN OF THE BOARD,
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER


                       ALL STOCKHOLDERS ARE URGED TO SIGN
                         AND MAIL THEIR PROXIES PROMPTLY

              PROXY FOR SHARES OF COMMON STOCK SOLICITED ON BEHALF
              OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF
               THE STOCKHOLDERS OF UPBANCORP, INC., TO BE HELD ON
                                 APRIL 13, 1999

    The undersigned hereby appoints Stephen W. Edwards and Alfred E. Hackbarth, Jr., or either one of them acting in the absence of the other, with power of substitution, attorneys and proxies, for and in the name and place of the undersigned, to vote the number of shares of Common Stock that the undersigned would be entitled to vote if then personally present at the Annual Meeting of Stockholders of Upbancorp, Inc., to be held at Uptown National Bank of Chicago, 4753 North Broadway, Chicago, Illinois 60640, on Tuesday, April 13, 1999, at 9:45 A.M., local time, or any adjournment thereof, upon the matters set forth in the Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged, as follows:

1.         ELECTION OF DIRECTORS:
           / / FOR all nominees listed below                / / WITHHOLD AUTHORITY to vote for all nominees listed below
             (EXCEPT AS MARKED TO THE CONTRARY BELOW)
                                         DELBERT R. ELLIS AND MARVIN L. KOCIAN
                             (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
                            NOMINEE WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)

              -------------------------------------------------------------------------------------------
2.         In accordance with their discretion, upon all other matters that may properly come before said Meeting and any adjournment thereof.

                   (CONTINUED AND TO BE SIGNED ON OTHER SIDE)

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED UNDER PROPOSAL 1.

Dated:                              , 1999                Please Sign Here
            -------------------                                             ---------------------------------------------------

                                                                            ---------------------------------------------------

                                                                            ---------------------------------------------------

                                                        NOTE: Please date proxy
                                                        and sign it exactly as
                                                        name or names appear
                                                        above. All joint owners
                                                        of shares should sign.
                                                        State full title when
                                                        signing as executor,
                                                        administrator, trustee,
                                                        guardian, etc. Please
                                                        return signed proxy in
                                                        the enclosed envelope.